     As filed with the Securities and Exchange Commission on November 16, 1995

                                                      Registration No. 33-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             Cardinal Health, Inc.
             (Exact name of registrant as specified in its charter)

              Ohio                                                    31-0958666
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

655 Metro Place South, Suite 925, Dublin, Ohio                             43017
(Address of Principal Executive Offices)                              (Zip Code)

                              ------------------

                             CARDINAL HEALTH, INC.
                             EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              ------------------

                            George H. Bennett, Jr.,
            Executive Vice President, Secretary and General Counsel
                             Cardinal Health, Inc.
                        655 Metro Place South, Suite 925
                              Dublin, Ohio  43017
                    (Name and address of agent for service)

                                 (614) 761-8700
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of             Amount           Proposed                Proposed                 Amount of
securities to        to be            maximum offering        maximum aggregate        registration
be registered        registered(1)    price per share(1)      offering price(2)        fee
-------------        -------------    ------------------      -----------------        ------------
Common Shares,
without par
value                  2,000,000            $53.56               $107,120,000           $21,424.00
===================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee, based on the average of the high and low reported sale prices on November 14, 1995, of the registrant's
         Common Shares as reported on the New York Stock Exchange Composite
         Tape.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in (a) through (e) below are incorporated by reference in the registration statement. All documents filed by Cardinal Health, Inc. (the "Company" or "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

      (a) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1995 filed with the Commission on September 21, 1995;

      (b)    The Company's Current Report on a Form 8-K dated August 26, 1995;

      (c) The Company's Quarterly Report on Form 10-Q filed with the Commission on November 6, 1995;

      (d)    The Company's Current Report on Form 8-K dated November 16, 1995;
and

      (e) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated August 19, 1994, pursuant to
Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

      The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler, Cleveland, Ohio. Michael E. Moritz, a partner of Baker & Hostetler, was the beneficial owner of 536,925 Common Shares as of November 10, 1995.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

      Article 6 of the Company's Restated Code of Regulations ("Code of Regulations"), as amended, contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E)of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

      The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, become a self-insurer of the coverage; and (iii) provide that, in addition, the directors and officer shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director, officer, employee, or agent of the Company or at the request of the Company as a director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of
Section 16(b) of the Securities and Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) as to officers who are not directors, with respect to any act or omission which is finally adjudged to have been a violation, other than in good faith, of the Company's Standards of Business Conduct of which the officer then most recently has received written notice. The indemnification agreements are applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date, and associated legal expenses.

ITEM 8.  EXHIBITS.
Exhibit Number            Description of Exhibit
--------------            ----------------------

    5                     Opinion of Baker & Hostetler as to legality of the Common Shares being registered

    23(a)                 Consent of Deloitte & Touche LLP

    23(b)                 Consents of Arthur Andersen LLP

    23(c)                 Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

    24                    Power of attorney (included on the Signature Page of this Form S-8)

    99                    Cardinal Health, Inc. Equity Incentive Plan

ITEM 9.  UNDERTAKINGS.

    A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 14th day of November, 1995.



                                             CARDINAL HEALTH, INC.



                                             By: /s/ Robert D. Walter
                                                  Robert D. Walter, Chairman and
                                                  Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Walter, George H. Bennett, Jr., and Paul S. Williams, and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of November, 1995.


Signature                                                   Title
---------                                                   -----

/s/ Robert D. Walter
-----------------------------          Chairman and Chief Executive
Robert D. Walter                       Officer (principal executive officer)


/s/ David Bearman
-----------------------------          Executive Vice President and Chief
David Bearman                          Financial Officer (principal financial
                                       officer and principal accounting officer)


/s/ John F. Finn                       Director
-----------------------------
John F. Finn


/s/ Robert L. Gerbig                   Director
-----------------------------
Robert L. Gerbig


/s/ John F. Havens                     Director
-----------------------------
John F. Havens

/s/ Regina E. Herzlinger                                    Director
--------------------------------
Regina E. Herzlinger

/s/ John C. Kane                                            Director
--------------------------------
John C. Kane


/s/ George R. Manser                                        Director
--------------------------------
George R. Manser


/s/ John B. McCoy                                           Director
--------------------------------
John B. McCoy


/s/ Jerry E. Robertson                                      Director
--------------------------------
Jerry E. Robertson


/s/ L. Jack Van Fossen                                      Director
--------------------------------
L. Jack Van Fossen


/s/ Melburn G. Whitmire                                     Director
--------------------------------
Melburn G. Whitmire

                                           EXHIBIT INDEX
                                           -------------


EXHIBIT
NUMBER                                   EXHIBIT DESCRIPTION
------                                   -------------------
5                             Opinion of Baker & Hostetler as to legality of the Common
                              Shares being registered

23(a)                         Consent of Deloitte & Touche LLP

23(b)                         Consents of Arthur Andersen LLP

23(c)                         Consent of Baker & Hostetler (included in Opinion filed as
                              Exhibit 5 hereto)

24                            Power of Attorney (included on the Signature Page of this Form S-8)

99                            Cardinal Health, Inc. Equity Incentive Plan